UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2008

CRM Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32705	n/a
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box HM 2062, Hamilton, Bermuda,		HM HX
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-295-2185

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2008, Mr. Edmund N. Pascoe submitted his resignation as a director of CRM Holdings, Ltd. (the "Company"), effective immediately. At the time of his resignation, Mr. Pascoe was serving as a Class III Director whose term would expire at the Company's 2008 annual geneal meeting of shareholders. His resignation as a director also includes his resignation as a director of Twin Bridges (Bermuda), Ltd. and as a member of the Finance & Investment Committee on which he served. Mr. Pascoe resigned to concentrate on other business obligations and interests. There were no disagreements between the Company and Mr. Pascoe that led to his resignation. A copy of the Compnay's press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.

March 19, 2008	By:	/s/ Joseph F. Taylor

Name: Joseph F. Taylor
Title: Sr. Vice President of Compliance

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Exhibit Index

Exhibit No.	Description

99.1	News Release of CRM Holdings, Ltd. dated March 19, 2008